Exhibit 10.3

FIRST ADVANTAGE CORPORATION

2003 Incentive Compensation Plan

Amended and restated as of September 14, 2005

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	ARTICLE IV.
	SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1.	Number of Shares Available for Grants	9

4.2.	Maximum Awards	10

4.3.	Adjustments in Authorized Shares	10

4.4.	No Limitation on Corporate Actions	11

	ARTICLE V.
	ELIGIBILITY AND PARTICIPATION

5.1.	Eligibility	11

5.2.	Actual Participation	11

	ARTICLE VI.
	STOCK OPTIONS

6.1.	Grant of Options	11

6.2.	Award Agreement	11

6.3.	Option Price	11

6.4.	Duration of Options	11

6.5.	Exercise of Options	12

6.6.	Payment	12

6.7.	Rights as a Stockholder	12

6.8.	Termination of Employment or Service	12

6.9.	Limitations on Transferability of Options	13

6.10.	Renewal and substitution of Options	13

6.11.	Limitations on Incentive Stock Options	13

6.12.	Automatic Grant of Nonqualified Stock Options To Non-Employee Directors	14

	ARTICLE VII.
	STOCK APPRECIATION RIGHTS

7.1.	Grant of SARs	14

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9.4.	Form and Timing of Payment of Performance Units, Performance Shares and Cash-Based Awards	18

9.5.	Rights as a Stockholder	18

9.6.	Termination of Employment or Service Due to Death, Disability, or Retirement	18

9.7.	Termination of Employment or Service for Other Reasons	19

9.8.	Nontransferability	19

	ARTICLE X
	PERFORMANCE CRITERIA
10.1.	General	19

	ARTICLE XI.
	BENEFICIARY DESIGNATION
11.1.	General	20

	ARTICLE XII.
	OTHER STOCK-BASED AWARDS
12.1.	General	20

	ARTICLE XIII.
	NO IMPLIED RIGHTS OF EMPLOYEES AND CONSULTANTS

13.1.	Employment	20

13.2.	Participation	20

13.3.	Vesting	20

	ARTICLE XIV.
	CHANGE OF CONTROL TRANSACTIONS

14.1.	Treatment of Outstanding Awards	21

14.2.	No Implied Rights	21

14.3.	Certain Payments Relating to ISOs	22

14.4.	Termination, Amendment, and Modifications of Change of Control Provisions	22

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	ARTICLE XV.
	AMENDMENT, MODIFICATION, AND TERMINATION

15.1.	Amendment, Modification, and Termination	22

15.2.	Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events	23

15.3.	Awards Previously Granted	23

15.4.	Compliance with Code Section 162(m)	23

	ARTICLE XVI.
	TAX WITHHOLDING

16.1.	Tax Withholding	23

16.2.	Satisfaction of Withholding in Shares	23

16.3.	Special ISO Obligations	24

16.4.	Section 83(b) Election	24

	ARTICLE XVII.
	LIMITS OF LIABILITY; INDEMNIFICATION

17.1.	Limits of Liability	24

17.2.	Indemnification	24

	ARTICLE XVIII.
	SUCCESSORS

18.1.	General	25

	ARTICLE XIX.
	MISCELLANEOUS

19.1.	Gender and Number; Section References	25

19.2.	Severability	25

19.3.	Transfer, Leave of Absence	25

19.4.	Exercise and Payment of Awards	25

19.5.	Loans	25

19.6.	No Effect on Other Plans	25

19.7.	Section 16 of Exchange Act; Code Section 162(m) and 409A	25

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19.8.	Requirements of Law; Limitations on Awards.	26

19.9.	Participants Deemed to Accept Plan	26

19.10.	Governing Law	27

19.11.	Plan Unfunded	27

19.12.	Administration Costs	27

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FIRST ADVANTAGE CORPORATION

2003 INCENTIVE COMPENSATION PLAN

Amended and restated as of September 14, 2005

First Advantage Corporation, a Delaware corporation (the “Company”), has adopted the First Advantage Corporation 2003 Incentive Compensation Plan (the “Plan”), for the benefit of non-employee directors of the Company and officers, eligible employees and consultants of the Company and any Subsidiaries and Affiliates (as each term defined below), as follows:

ARTICLE I.

ESTABLISHMENT; PURPOSES; AND DURATION

1.1. Establishment of the Plan. The Company hereby establishes this incentive compensation plan to be known as the “First Advantage Corporation 2003 Incentive Compensation Plan”, as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, Performance Shares, and Cash-Based Awards. The Plan was adopted by the Board of Directors (as defined below) on February 28, 2003 and approved by the sole stockholder of the Company by unanimous written consent February 28, 2003. The Plan shall become effective as of April 1, 2003 (the “Effective Date”). The Plan shall remain in effect as provided in Section 1.3.

1.2. Purposes of the Plan. The purposes of the Plan are to provide additional incentives to non-employee directors of the Company and to those officers, key employees and independent contractors of the Company and its eligible subsidiaries and affiliates whose substantial contributions are essential to the continued growth and success of the business of the Company and such subsidiaries and affiliates, in order to strengthen their commitment to the Company and such subsidiaries and affiliates, and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company and to further align the interests of such non-employee directors, officers, key employees and independent contractors with the interests of the stockholders of the Company. To accomplish such purposes, the Plan provides that the Company may grant Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, Performance Shares, and Cash-Based Awards.

1.3. Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article XV, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after ten years from the Effective Date.

ARTICLE II.

DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1. “Affiliate” shall mean any entity other than the Company and its Subsidiaries that is designated by the Committee as a participating employer under the Plan, provided that the Company directly or indirectly owns at least twenty percent (20%) of the combined voting power of all classes of stock of any such entity or at least twenty percent (20%) of the ownership interest in such entity.

2.2. “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, or Cash-Based Awards.

2.3. “Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to Awards granted to such Participant under the Plan.

2.4. “Beneficial Ownership” (including correlative terms) shall have the meaning given such term in Rule 13d-3 promulgated under the Exchange Act.

2.5. “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6. “Cash-Based Award” means an Award granted to a Participant, as described in Article IX.

2.7. “Change of Control” means the occurrence of any of the following:

(a) an acquisition in one transaction or a series of related transactions (other than directly from the Company or pursuant to Awards granted under the Plan or compensatory options or other similar awards granted by the Company) by any Person of any Voting Securities of the Company, immediately after which such Person has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change of Control has occurred pursuant to this Section 2.7(a), Voting Securities of the Company which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change of Control; or

(b) an acquisition in one transaction or a series of related transactions (other than directly from Parent or pursuant to equity-based awards granted under an incentive compensation plan or compensatory options or other similar awards granted by Parent) by any Person of any Voting Securities of Parent, immediately after which such Person has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of Parent’s then outstanding Voting Securities; provided, however, in determining whether a Change of Control has occurred pursuant to this Section 2.7(b), Voting Securities of Parent which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change of Control; or

(c) the individuals who, immediately prior to the Effective Date, are members of the Board (the “Company Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election of any new director was approved by a vote of at least a majority of the Company Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Company Incumbent Board; provided further, however, that no individual shall be considered a member of the Company Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Company Proxy Contest”) including, without limitation, by reason of any agreement intended to avoid or settle any Election Contest or Company Proxy Contest; or

(d) the individuals who, immediately prior to the Effective Date, are members of the board of directors of Parent (the “Parent Incumbent Board”), cease for any reason to constitute at least a majority of the members of the board of directors of Parent; provided, however, that if the election, or nomination for election of any new director was approved by a vote of at least a majority of Parent Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of Parent Incumbent Board; provided further, however, that no individual shall be considered a member of Parent Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of Parent (a “Parent Proxy Contest”) including, without limitation, by reason of any agreement intended to avoid or settle any Election Contest or Parent Proxy Contest; or

(e)	the consummation of any merger, consolidation, recapitalization or reorganization involving the Company unless:

(i) the stockholders of the Company, immediately before such merger, consolidation, recapitalization or reorganization, own, directly or indirectly, immediately following such merger, consolidation, recapitalization or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the “Company Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities of the Company immediately before such merger, consolidation, recapitalization or reorganization; and

(ii) the individuals who were members of the Company Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, recapitalization or reorganization constitute at least a majority of the members of the board of directors of the Company Surviving Corporation, or a corporation Beneficially Owning, directly or indirectly, a majority of the voting securities of the Company Surviving Corporation, and

(iii) no Person, other than (A) the Company, (B) any Related Entity, (C) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation, recapitalization or reorganization, was maintained by the Company, the Company Surviving Corporation, or any Related Entity or (D) any Person who, together with its Affiliates, immediately prior to such merger, consolidation, recapitalization or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities of the Company, owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company Surviving Corporation’s then outstanding Voting Securities; or

(f)	the consummation of any merger, consolidation, recapitalization or reorganization involving Parent unless:

(i) the stockholders of Parent, immediately before such merger, consolidation, recapitalization or reorganization, own, directly or indirectly, immediately following such merger, consolidation, recapitalization or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the “Parent Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities of Parent immediately before such merger, consolidation, recapitalization or reorganization; and

(ii) the individuals who were members of Parent Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, recapitalization or reorganization constitute at least a majority of the members of the board of directors of Parent Surviving Corporation, or a corporation Beneficially Owning, directly or indirectly, a majority of the Voting Securities of Parent Surviving Corporation, and

(iii) no Person, other than (A) Parent, (B) any Related Entity, (C) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation, recapitalization or reorganization, was maintained by Parent, Parent Surviving Corporation, or any Related Entity or (D) any Person who, together with its Affiliates, immediately prior to such merger, consolidation, recapitalization or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities of Parent, owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the combined voting power of Parent Surviving Corporation’s then outstanding voting securities.

(a transaction described in clauses (e)(i) through (e)(iii) above and clauses (f)(i) through (f)(iii) above is referred to herein as a “Non-Control Transaction”); or

(g)	any approval of any plan or proposal for the liquidation or dissolution of the Company or Parent; or

(h) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets or business of the Company to any Person (other than (A) a transfer to a Related Entity, (B) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets or (C) a transfer or distribution to any Person that, together with its Affiliates, has Beneficial Ownership of fifty percent (50%) or more of the outstanding Voting Securities of the Company on the Effective Date); or

(i) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets or business of Parent to any Person (other than (A) a transfer to a Related Entity, (B) the distribution to Parent’s stockholders of the stock of a Related Entity or any other assets or (C) a transfer or distribution to any Person that, together with its Affiliates, has Beneficial Ownership of fifty percent (50%) or more of the outstanding Voting Securities of Parent on the Effective Date).

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities of the Company or Parent, as applicable, as a result of the acquisition of Voting Securities of the Company or Parent, as applicable, by the Company or Parent, as applicable, which, by reducing the number of Voting Securities of the Company or Parent, as applicable, then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company or Parent, as applicable, and (1) before such share acquisition by the Company or Parent, as applicable, the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities of the Company or Parent, as applicable, in a related transaction or (2) after such share acquisition by the Company or Parent, as applicable, the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities of the Company or Parent, as applicable, which in either case increases the percentage of the then outstanding Voting Securities of the Company or Parent, as applicable, Beneficially Owned by the Subject Person, then a Change of Control shall be deemed to occur. Solely for purposes of this Section 2.7, (1) “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person and (2) “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Any Relative (for this purpose, “Relative” means a spouse, child, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for this purpose. None of the Company, Parent or any Person controlled by the Company or Parent shall be deemed to be an Affiliate of any holder of common stock of the Company or Parent.

2.8. “Cause” shall mean any acts of dishonesty, disloyalty, or acts substantially detrimental to the welfare of the Company or any Affiliate or Subsidiary, as determined by the Committee.

2.9. “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, including rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.10. “Committee” means the Compensation Committee of the Board of Directors, or such other committee appointed by the Board to administer the Plan and to perform the functions set forth herein.

2.11. “Company Incumbent Board” shall have the meaning provided in Section 2.7(c).

2.12. “Company Surviving Corporation” has the meaning provided in Section 2.7(e)(i).

2.13. “Consultant” means an independent contractor who performs services for the Company or a Subsidiary or Affiliate in a capacity other than as an Employee or director.

2.14. “Covered Employee” means a Participant who, as of the date of vesting, exercise and/or payment of an Award, as applicable, is one of the group of “covered employees,” as defined in Section 162(m) of the Code, or any successor statute, and the regulations promulgated thereunder.

2.15. “Disability” means the inability, due to illness or injury, to engage in any gainful occupation to which the individual is suited by education, training or experience, which condition continues for at least six (6) months; provided, however, that, for purposes of ISOs, “Disability” shall mean “permanent and total disability” as set forth in Section 22(e)(3) of the Code.

2.16. “Disqualified Disposition” has the meaning provided in Section 14.3.

2.17. “Disqualifying Disposition” has the meaning provided in Section 14.3.

2.18. “Effective Date” shall have the meaning ascribed to such term in Section 1.1.

2.19. “Employee” means any officer or other employee of the Company, a Subsidiary and/or an Affiliate. Directors of the Company who are employed by the Company or a Subsidiary or Affiliate shall be considered Employees under the Plan.

2.20. “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.21. “Fair Market Value” means the fair market value of the Shares as determined by the Committee in its sole discretion by such reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of a given date; provided, however, that for purposes of Section 6.3 and 6.11(c), such fair market value shall be determined subject to Section 422(c)(7) of the Code; provided further, however, that (a) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or, if no sale is reported on such date, on the last date preceding such date on which a sale was reported, (b) if the Shares are admitted to quotation on the Nasdaq National Market or other comparable quotation system and have been designated as a National Market System (“NMS”) security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or, if no sale is reported on such date, on the last day preceding such date on which a sale was reported, or (c) if the Shares are admitted to quotation on the Nasdaq National Market and have not been designated as a NMS security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date or, if no bid and ask prices are made on such date, the last date on which bid and ask prices are made.

2.22. “Fiscal Year” means the calendar year, or such other consecutive twelve-month period as the Committee may select.

2.23. “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article VII.

2.24. “Incentive Stock Option” or “ISO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Section 422 of the Code.

2.25. “Insider” shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.26. “Non-Control Acquisition” shall mean an acquisition (whether by merger, stock purchase, asset purchase or otherwise) by (a) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the Company, (ii) Parent or (iii) any corporation or other Person of which a majority of its voting power or its Voting Securities or equity interest is owned, directly or indirectly, by the Company or Parent (a “Related Entity”); (b) the Company, Parent or any Related Entity; (c) any Person in connection with a Non-Control Transaction; (d) any Person that owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the outstanding Voting Securities of the Company on the Effective Date or (e) any transfer of any share of the Company’s common stock that is effected as part of a distribution by Parent of shares of the Company’s common stock to Parent’s shareholders under Section 355(a) of the Internal Revenue Code of 1986, as amended, and any subsequent transfer of such shares.

2.27. “Non-Control Transaction” shall have the meaning provided in Section 2.7(f).

2.28. “Non-Employee Director” means a member of the Board who is not also an employee or consultant of the Company, a Subsidiary or an Affiliate.

2.29. “Nonqualified Stock Option” or “NQSO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI and which is not intended to meet the requirements of Section 422 of the Code.

2.30. “Option” or “Stock Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article VI.

2.31. “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.32. “Parent” means, as of any date of determination, any Person who owns, together with its Affiliates, Beneficial Ownership of eighty percent (80%) or more of the combined voting power of the Company’s Voting Securities outstanding on such date.

2.33. “Parent Incumbent Board” shall have the meaning provided in Section 2.7(d).

2.34. “Parent Surviving Corporation” has the meaning provided in Section 2.7(f)(i).

2.35. “Participant” means any Employee or Consultant designated by the Committee as eligible to receive an Award under the Plan.

2.36. “Performance-Based Exception” means the exception for qualified performance-based compensation from the tax deductibility limitations of Section 162(m) of the Code, or any successor statute, and the regulations promulgated thereunder.

2.37. “Performance Period” has the meaning provided in Section 9.2.

2.38. “Performance Share” means an Award of a performance share granted to a Participant, as described in Article IX.

2.39. “Performance Unit” means an Award of a performance unit granted to a Participant, as described in Article IX.

2.40. “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way, and such Shares are subject to a substantial risk of forfeiture, as provided in Article VIII; provided, however, that no such period shall be less than one (1) year.

2.41. “Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including, without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of persons.

2.42. “Related Entity” has the meaning provided in Section 2.26.

2.43. “Restricted Stock” means an Award granted to a Participant pursuant to Article VIII.

2.44. “Retirement” means either (a) retirement in accordance with any employee benefit plan maintained by the Company that is intended to satisfy the requirements of Section 401(a) of the Code entitling a participant in such plan to a full pension or (b) retirement with the consent of the Board.

2.45. “Securities Act” means the Securities Act of 1933, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.46. “Shares” means the Class A common stock, par value $.001 per share, of the Company (including, without limitation, any new, additional or different stock or securities resulting from any change in corporate capitalization as listed in Section 4.3).

2.47. “Stock Appreciation Right” or “SAR” means an Award, granted alone (a Freestanding SAR) or in connection with a related Option (a Tandem SAR), designated as an SAR, pursuant to the terms of Article VII.

2.48. “Subject Person” has the meaning provided in Section 2.7.

2.49. “Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Code.

2.50. “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article VII.

2.51. “Termination” means the time when a Participant ceases the performance of services for the Company, any Affiliate or Subsidiary, as applicable, for any reason, with or without Cause, including, but not limited to, a Termination by resignation, discharge, death, Disability or Retirement, but excluding (a) a Termination where there is a simultaneous reemployment or continuing employment of a Participant by the Company, Affiliate or any Subsidiary, (b) at the discretion of the Committee, a Termination that results in a temporary severance, (c) at the discretion of the Committee, a Termination that is followed by the simultaneous establishment of a consulting relationship by the Company, Affiliate or Subsidiary with a former Employee, and (d) at the discretion of the Committee, a Termination that is immediately followed by the Participant’s service as a Non-Employee Director. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination, including, but not limited to, questions of whether a Termination resulted from a discharge for Cause, and all questions of whether a particular leave of absence constitutes a Termination; provided, however, that, with respect to Incentive Stock Options, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an Employee to a Consultant or other change in the employee-employer relationship shall constitute a Termination if, and to the extent that, such leave of absence, change in status or other change interrupts employment for purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under that Code section. Notwithstanding any other provision of the Plan, the Company, Affiliate or any Subsidiary has an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in writing. Solely for purposes of this Section 2.51, (1) “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person and (2) “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

2.52. “Voting Securities” shall mean, with respect to any Person that is a corporation, all outstanding voting securities of such Person entitled to vote generally in the election of the board of directors of such Person.

ARTICLE III.

ADMINISTRATION

3.1. General. The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including, but not limited to, establishing procedures to be followed by the Committee, but excluding matters which under any applicable law, regulation or rule, including, without limitation, any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3, or any successor rule, as the same may be amended from time to time) or Section 162(m) of the Code, are required to be determined in the sole discretion of the Committee. If and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

3.2. Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall consist of not less than two (2) members of the Board. The Committee shall be constituted at all times so as to meet the non-employee director standards of Rule 16b-3 and the outside director requirements of Section 162(m) of the Code and the independence standards of any stock exchange or quotation system on which securities of the Company are listed; provided, however, that the Board may permit directors who do not satisfy such requirements to serve on the Committee. Appointment of Committee members shall be effective upon their acceptance of such appointment. Committee members may be removed by the Board at any time either with or without cause, and such members may resign at any time by delivering notice thereof to the Board. Any vacancy on the Committee, whether due to action of the Board or any other reason, shall be filled by the Board. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it has been made at a meeting duly held.

3.3. Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or By-Laws of the Company, and subject to the provisions herein, the Committee shall have full power, in accordance with the other terms and provisions of the Plan, to:

(a) select Employees and Consultants who may receive Awards under the Plan and become Participants;

(b) determine eligibility for participation in the Plan;

(c) determine the sizes and types of Awards;

(d) determine the terms and conditions of Awards, including, without limitation, the Option Prices of Options and the grant prices of SARs;

(e) construe and interpret the Plan and any agreement or instrument entered into under the Plan, including, without limitation, any Award Agreement;

(f) make all determinations under the Plan concerning Termination of any Participant’s employment or service with the Company or a Subsidiary or Affiliate, including, without limitation, whether such Termination occurs by reason of Disability or Retirement or in connection with a Change of Control;

(g) establish and administer any terms, conditions, performance criteria, performance goals, restrictions, limitations, forfeiture, vesting or exercise schedule, and other provisions of or relating to any Award;

(h) construe any ambiguous provision of the Plan and/or the Award Agreements;

(i) correct any errors, supply any omissions or reconcile any inconsistencies in the Plan and/or any Award Agreement or any other instrument relating to any Awards;

(j) establish, amend or waive rules, regulations or procedures for the Plan’s operation or administration;

(k) grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting or exercisability of any Award;

(l) (subject to the provisions of Article XV) amend the terms and conditions of any outstanding Award;

(m) determine the extent to which any pre-established performance goals and/or other terms and conditions of an Award are attained or not attained;

(n) offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish with and communicate to the Participant at the time such offer is made; and

(o) permit the transfer of an Option or SAR or the exercise of an Option or SAR by one other than the Participant who received the grant of such Option or SAR (other than any such a transfer or exercise which would cause any ISO to fail to qualify as an “incentive stock option” under Section 422 of the Code).

Further, the Committee shall exercise all such powers, perform all such acts and make all other determinations that may be necessary or advisable for the administration of the Plan.

3.4. Award Agreements. Each Award shall be evidenced by an Award Agreement, which shall be executed by the Company and the Participant to whom such Award has been granted, unless the Award Agreement provides otherwise; two or more Awards granted to a single Participant may, however, be combined in a single Award Agreement. An Award Agreement shall not be a precondition to the granting of an Award; no person shall have any rights under any Award, however, unless and until the Participant to whom the Award shall have been granted (a) shall have executed and delivered to the Company an Award Agreement or other instrument evidencing the Award, unless such Award Agreement provides otherwise, and (b) has otherwise complied with the applicable terms and conditions of the Award. The Committee shall prescribe the form of all Award Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Award Agreements. Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee; provided that the terms and conditions of any such Award Agreement as supplemented or amended are not inconsistent with the provisions of the Plan.

3.5. Decisions Binding. All determinations, decisions and actions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including, without limitation, the Company and its stockholders, any Subsidiary or Affiliate, and all Employees, Consultants and Participants, and their estates and beneficiaries.

3.6. Delegation of Administration. Except to the extent prohibited by applicable law, including, without limitation, the requirements applicable under Section 162(m) of the Code to any Award intended to qualify for the Performance-Based Exception or the requirements for any Award granted to an officer or director to be covered by any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3, or any successor rule, as the same may be amended from time to time), or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this Article III to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Article III to any person or persons selected by it; provided, however, that the Committee may not delegate its authority to correct errors, omissions or inconsistencies in the Plan. Any such authority delegated or allocated by the Committee under this Section 3.6 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

3.7. Substitute Awards. In the event that a transaction described in Section 424(a) of the Code involving the Company or an Affiliate is consummated, such as the acquisition of property or stock from an unrelated corporation, or a merger or consolidation, individuals who become eligible to participate in the Plan in connection with such transaction, as determined by the Committee, may be granted Awards in substitution for stock options or stock or stock-based awards granted by another corporation that is a party to such transaction. The Committee shall determine, in its discretion and consistent with Section 424(a) of the Code, if applicable, and the terms of the Plan, though notwithstanding Section 6.3, the Option Price, if applicable, and other terms and conditions of such substitute Awards.

ARTICLE IV.

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1. Number of Shares Available for Grants. The shares of stock subject to Awards granted under the Plan shall be Shares. Such Shares subject to the Plan may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Company or any Subsidiary. Subject to adjustment as provided in Section 4.3, the number of Shares hereby reserved for issuance to Participants under the Plan shall be seven million (7,000,000) Shares. The Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan; provided, however, that (a) any Shares subject to an Option which for any reason expires or is terminated or canceled without having been fully exercised, and any Shares that are subject to any Restricted Stock Award or other Award granted under the Plan which are forfeited prior to the payment of any dividends thereon, may again be granted pursuant to an Award, subject to the limitations of this Article IV; (b) if the Option Price of an Option granted under the Plan is paid by tendering to the Company Shares already owned by the holder of such Option, only the number of Shares issued net of the Shares so tendered shall be deemed issued for purposes of determining the total number of Shares that may be issued under the Plan; and (c) any Shares delivered under the Plan in assumption or substitution of outstanding, or obligations to grant future, stock options, stock or stock-based awards under plans or arrangements of an entity other than the Company or an Affiliate in connection with the Company or an Affiliate acquiring such other entity, or an interest in such an entity, or a transaction otherwise described in Section 3.7, shall not reduce the maximum number of Shares available for delivery under the Plan; provided further, however, that the total number of Shares that may be issued pursuant to Incentive Stock Options shall be seven million (7,000,000) Shares without application of clause (b) of this sentence.

4.2. Maximum Awards. The following rules shall apply to grants of all Awards under the Plan:

(a) Options: The maximum aggregate number of Shares that may be subject to Options, pursuant to any Awards granted in any one Fiscal Year to any one Participant shall be one million (1,000,000) Shares.

(b) SARs: The maximum aggregate number of Shares that may be subject to Stock Appreciation Rights, pursuant to any Awards granted in any one Fiscal Year to any one Participant shall be five million (5,000,000) Shares. Any Shares covered by Options which include Tandem SARs granted to one Participant in any Fiscal Year shall reduce this limit on the number of Shares subject to SARs that can be granted to such Participant in such Fiscal Year.

(c) Restricted Stock: The maximum aggregate number of Shares that may be subject to Awards of Restricted Stock granted in any one Fiscal Year to any one Participant shall be one million (1,000,000) Shares.

(d) Performance Shares, Performance Units and Cash-Based Awards: The maximum aggregate payment with respect to Cash-Based Awards or Awards of Performance Shares or Performance Units granted in any one Fiscal Year to any one Participant shall be equal to the value of five million (5,000,000) Shares (determined using the equivalent Fair Market Value as of the beginning of the applicable Performance Period of the Shares covered by such Award).

To the extent required by Section 162(m) of the Code, Shares subject to Options or SARs which are canceled shall continue to be counted against the limits set forth in paragraphs (a) and (b) immediately preceding, and if, after the grant of an Option or SAR, the price of Shares subject to such Option or SAR is reduced and the transaction is treated as a cancellation of the Option or SAR and a grant of a new Option or SAR, both the Option or SAR, as the case may be, deemed to be canceled and the Option or SAR deemed to be granted shall be counted against such limits set forth in paragraphs (a) and (b) immediately preceding.

4.3. Adjustments in Authorized Shares. Upon any changes in the outstanding Shares by reason of a change in corporate capitalization, such as an increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), issuance of warrants or rights, dividend or other distribution (whether in the form of cash, stock or other property), stock split or reverse stock split, spin-off, combination or exchange of shares, repurchase of shares, change in corporate structure or any partial or complete liquidation of the Company, such adjustment shall be made in the number, class and type of shares of stock which may be delivered under Section 4.1, in the number, class and type, and/or price (such as the Option Price of Options or the grant price of SARs) of shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.2, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights intended to be made available under the Plan or any Award, or as otherwise necessary to reflect any such change;

provided, however, that the number of Shares subject to any Award shall always be a whole number and, in the case of ISOs, such adjustments shall comply with the requirements of Section 424 and not be considered a modification under such section.

4.4. No Limitation on Corporate Actions. The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or an Affiliate, any issue of debt, preferred or prior preference stock ahead of or affecting Shares, the authorization or issuance of additional Shares, the dissolution or liquidation of the Company or its Affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

ARTICLE V.

ELIGIBILITY AND PARTICIPATION

5.1. Eligibility. Employees and Consultants shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan, subject to the limitations on granting of ISOs set forth in Section 6.11(a). Directors of the Company or any Subsidiary or Affiliate who are not also employees of the Company or any Subsidiary or Affiliate shall not be eligible to participate in the Plan, except as provided in Article VI.

5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select Participants from all eligible Employees and Consultants and shall determine the nature and amount of each Award.

ARTICLE VI.

STOCK OPTIONS

6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Option or within the control of others. The granting of an Option shall take place when the Committee by resolution, written consent or other appropriate action determines to grant such an Option to a particular Participant at a particular price.

6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, vesting, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine; provided, that if an Award Agreement does not contain vesting criteria, the Award governed by such Award Agreement shall vest in equal parts on each of the first three (3) anniversaries of such Award Agreement. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option, or the portion thereof which does not so qualify, shall constitute a separate Nonqualified Stock Option.

6.3. Option Price. The Option Price for each Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Sections 3.7, 6.3 and 6.11(c), the Option Price of an Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

6.4. Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant and set forth in the Award Agreement; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of its date of grant; provided further, that if an Award Agreement does not contain an Option expiration date, the Option shall expire on the tenth (10th) anniversary of its date of grant.

6.5. Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine and set forth in the Award Agreement, which need not be the same for each grant or for each Option or Participant.

6.6. Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for such Shares, which shall include applicable taxes, if any, in accordance with Article XVI. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) subject to such terms, conditions and limitations as the Committee may prescribe, by tendering unencumbered Shares previously acquired by the Participant exercising such Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by such Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b). Payment may be in any other manner permitted by applicable law and prescribed by the Committee, in its discretion, and set forth in the Award Agreement, including, in the Committee’s discretion, and subject to such terms, conditions and limitations as the Committee may prescribe, payment in accordance with a “same-day sale” cashless-brokered exercise program that complies with all applicable laws. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant exercising an Option, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option, subject to Section 19.8.

6.7. Rights as a Stockholder. No Participant or other person shall become the beneficial owner of any Shares subject to an Option, nor have any rights to dividends or other rights of a stockholder with respect to any such Shares, until the Participant has actually received such Shares following exercise of his or her Option in accordance with the provisions of the Plan and the applicable Award Agreement.

6.8. Termination of Employment or Service. Except as otherwise provided in the Award Agreement, an Option may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting of such Option and ending on the date of exercise of such Option the Participant is an Employee or Consultant, and shall terminate upon a Termination of the Participant. Vesting shall cease upon a Termination. Notwithstanding the immediately foregoing sentence, an Option may be exercised following Termination as provided below in this 6.8, unless otherwise provided in the Award Agreement:

(a) In the event a Participant ceases to be an Employee because of Retirement, the Participant shall have the right to exercise his or her Option, to the extent vested as of the date of such Retirement, at any time within one (1) year after Retirement.

(b) In the event a Participant ceases to be an Employee or Consultant due to Disability, the Option held by the Participant, to the extent vested as of the date of such Termination, may be exercised at any time within one (1) year after such Termination.

(c) In the event a Participant ceases to be an Employee or Consultant due to Termination for Cause, the Participant shall have the right to exercise his or her Option, to the extent vested as of the date of such Termination, at any time within thirty (30) days from and after the date of Termination.

(d) In the event a Participant’s employment with or rendering of services as a Consultant to the Company or any Affiliate or Subsidiary ceases for reasons other than those described in subsections (a), (b) or (c) immediately above, his or her Option, to the extent vested as of the date of such Termination, may be exercised at any time prior to the first (1st) anniversary of the date of such Termination.

(e) In the event a Participant dies either while an Employee or Consultant or after Termination under circumstances described in subsections (a), (b), (c) or (d) immediately above within the three-month, one-year or 30-day period described therein (or shorter period, if applicable), any Options held by such Participant, to the extent such Options would have been exercisable in accordance with the applicable subsection of this Section 6.8 as of the date of the Participant’s death, may be exercised at any time within one (1) year after the Participant’s death by the Participant’s beneficiary or the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance, in accordance herewith. Subsections (a), (b), (c), (d) and (e) of this Section 6.8 shall be subject to the condition that in no event may an Option be exercised after the expiration date of such Option specified in the applicable Award Agreement.

6.9. Limitations on Transferability of Options.

(a) Incentive Stock Options. Except as otherwise provided in Article XI, no ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b) Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement or Article XI, no NQSO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article VI shall be exercisable during his or her lifetime only by such Participant.

(c) Exercise by Persons Other Than a Participant. In the event any Option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant’s beneficiary, or the transferee of an Option, in any such case pursuant to the terms and conditions of the Plan and the applicable Award Agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue Shares thereunder unless and until the Committee is satisfied that the person or persons exercising such Option is the duly appointed legal representative of the deceased Participant’s estate or the proper legatee or distributee thereof or the named beneficiary of such Participant, or the valid transferee of such Option, as applicable.

6.10. Renewal and substitution of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised).

6.11. Limitations on Incentive Stock Options.

(a) General. No ISO shall be granted to any individual otherwise eligible to participate in the Plan who is not an Employee of the Company or a Subsidiary on the date of granting of such Option. Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an “incentive stock option” under Section 422 of the Code. Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

(b) $100,000 Per Year Limitation. Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan and any other “incentive stock option” plans of the Company, any Subsidiary and any “parent corporation” of the Company within the meaning of Section 424(e) of the Code, are exercisable for the first time by any Participant during any calendar year with respect to Shares having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the time the Option with respect to such Shares is granted. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

(c) Options Granted to Certain Stockholders. No ISO shall be granted to an individual otherwise eligible to participate in the Plan who owns (within the meaning of Section 424(d) of the Code), at the time the Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or any “parent corporation” of the Company within the meaning of Section 424(e) of the Code. This restriction does not apply if at the time such ISO is granted the Option Price of the ISO is at least 110% of the Fair Market Value of a Share on the date such ISO is granted, and the ISO by its terms is not exercisable after the expiration of five years from such date of grant.

6.12. Automatic Grant of Nonqualified Stock Options To Non-Employee Directors.

(a) Eligibility. All Non-Employee Directors shall be eligible to receive Nonqualified Stock Options under this Section 6.12; provided, however, that any Non-Employee Director who has previously been in the employ of the Company or any Subsidiary or Affiliate shall not be eligible to receive an initial Nonqualified Stock Option grant under Section 6.12(b)(i) at the time he or she first becomes a Non-Employee Director, but shall be eligible to receive periodic annual grants of Nonqualified Stock Options under Section 6.12(b)(ii) while he or she continues to serve as a Non-Employee Director.

(b) Granting of Options to Non-Employee Directors. Option grants shall be made on the dates specified below, subject to availability of Shares under the plan:

(i) Initial Grants. Each individual who is first elected or appointed as a Non-Employee Director at any time after the Effective Date shall automatically be granted, on the date of such initial election or appointment, one (1) Nonqualified Stock Option to purchase 5,000 Shares.

(ii) Annual Grant. On the date of each annual meeting of the Company’s stockholders, beginning with the annual stockholders meeting occurring in 2004, each individual who continues to serve as a Non-Employee Director following such annual meeting, whether or not that individual is standing for re-election to the Board at that particular annual meeting, shall automatically be granted one (1) Nonqualified Stock Option to purchase 2,500 Shares; provided such individual has then served as a Non-Employee Director for at least six (6) months. There shall be no limit on the number of annual grants under this paragraph any one Non-Employee Director may receive over his or her period of Board service, and Non-Employee Directors who have previously been in the employ of the Company or any Subsidiary or Affiliate shall be eligible to receive one or more such annual grants over their period of continued Board service, subject in any case to Article IV.

(c) Option Price. The Option Price for each Option granted under this Section 6.12 shall be one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

(d) Remaining Terms and Provisions. The remaining terms and provisions of each Nonqualified Stock Option granted under this Section 6.12 shall be in accordance with the remainder of Article VI and as stated in the Award Agreement evidencing such Nonqualified Stock Option.

ARTICLE VII.

STOCK APPRECIATION RIGHTS

7.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant an SAR (a)(i) in connection and simultaneously with the grant of an Option or (ii) with respect to a previously-granted Nonqualified Stock Option (a Tandem SAR) or (b) independent of, and unrelated to, an Option (a Freestanding SAR). The Committee shall have complete discretion in determining the number of Shares granted in the form of SARs to each Participant (subject to Article IV) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs; provided, however, that Tandem SARs may only be granted at the time of the related stock option.

7.2. Grant Price. The grant price for each SAR shall be determined by the Committee and set forth in the Award Agreement, subject to the limitations of this Section 7.2. The grant prices of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR is granted. The grant price of a Tandem SAR shall be equal to the Option Price of the related Option.

7.3. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR shall be exercisable only when and to the extent the related Option is exercisable and may be exercised only with respect to the Shares for which the related Option is then exercisable. A Tandem SAR shall entitle a Participant to elect, in the manner set forth in the Plan and the applicable Award Agreement, in lieu of exercising his or her unexercised related Option for all or a portion of the Shares for which such Option is then exercisable pursuant to its terms, to surrender such Option to the Company with respect to any or all of such Shares and to receive from the Company in exchange therefor a payment described in Section 7.7. An Option with respect to which a Participant has elected to exercise a Tandem SAR shall, to the extent of the Shares covered by such exercise, be canceled automatically and surrendered to the Company. Such Option shall thereafter remain exercisable according to its terms only with respect to the number of Shares as to which it would otherwise be exercisable, less the number of Shares with respect to which such Tandem SAR has been so exercised. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the related ISO; (b) the value of the payment with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the related ISO and the Fair Market Value of the Shares subject to the related ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.4. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, in accordance with the Plan, determines and sets forth in the Award Agreement.

7.5. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine in accordance with the Plan.

7.6. Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that the term of any Tandem SAR shall be the same as the related Option and no SAR shall be exercisable more than ten (10) years after it is granted.

7.7. Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price of the SAR; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, such payment upon exercise of a SAR shall be in Shares of equivalent Fair Market Value, or in some combination thereof.

7.8. Termination of Employment or Service. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following Termination of the Participant’s employment or service with the Company, the Subsidiary and/or the Affiliate. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

7.9. Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE VIII.

RESTRICTED STOCK

8.1. Awards of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine. Subject to the terms and conditions of this Article VIII and the Award Agreement, upon delivery of Shares of Restricted Stock to a Participant, or creation of a book entry evidencing a Participant’s ownership of Shares of Restricted Stock, pursuant to Section 8.6, the Participant shall have all of the rights of a stockholder with respect to such Shares, subject to the terms and restrictions set forth in this Article VIII or the applicable Award Agreement or determined by the Committee.

8.2. Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine in accordance with the Plan. Any Restricted Stock Award must be accepted by the Participant within a period of sixty (60) days (or such shorter period as determined by the Committee at the time of award) after the award date, by executing such Restricted Stock Award Agreement and providing the Committee or its designee a copy of such executed Award Agreement and payment of the applicable purchase price of such Shares of Restricted Stock, if any, as determined by the Committee.

8.3. Transferability. Except as provided in this Article VIII, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4. Period of Restriction and Other Restrictions. The Period of Restriction shall lapse based on continuing employment (or other business relationships) with the Company, a Subsidiary or an Affiliate, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion, and stated in the Award Agreement. If the grant or vesting of Shares of Restricted Stock awarded to a Covered Employee is intended to qualify for the Performance-Based Exception, the lapse of the Period of Restriction shall be based on the achievement of pre-established, objective performance goals that are determined over a measurement period or periods established by the Committee and relate to one or more performance criteria listed in Article X. The Committee shall determine the extent to which any such pre-established performance goals are attained or not attained, in accordance with Article X. Subject to Article XI, the Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock awarded pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock. Except pursuant to Section 8.9, a Participant’s rights in his or her Shares of Restricted Stock shall lapse upon Termination of his or her employment or other service with the Company or any Subsidiary or Affiliate, prior to termination of the Period of Restriction or lapse of any other restrictions set forth in the applicable Award Agreement, or upon any other failure to satisfy any vesting conditions or restrictions set forth in the applicable Award Agreement and such Shares shall be forfeited and revert to the Company.

8.5. Delivery of Shares. Subject to Section 19.8, after the last day of the applicable Period of Restriction or other expiration or termination of all restrictions applicable to a Participant’s Shares of Restricted Stock, pursuant to his or her Award Agreement, such Shares of Restricted Stock shall become freely transferable by such Participant, and the Company shall then deliver certificates evidencing such Shares to such Participant, free of all restrictions hereunder.

8.6. Forms of Restricted Stock Awards. Each Participant who receives an Award of Shares of Restricted Stock shall be issued a stock certificate or certificates evidencing the Shares covered by such Award registered in the name of such Participant, which certificate or certificates may contain an appropriate legend. The Committee may require a Participant who receives a certificate or certificates evidencing a Restricted Stock Award to immediately deposit such certificate or certificates, together with a stock power or other appropriate instrument of transfer, endorsed in blank by the Participant, with signatures guaranteed in accordance with the Exchange Act if required by the Committee, with the Secretary of the Company or an escrow holder as provided in the immediately following sentence. The Secretary of the Company or such escrow holder as the Committee may appoint shall retain physical custody of each certificate representing a Restricted Stock Award until the Period of Restriction and any other restrictions imposed by the Committee or under the Award Agreement with respect to the Shares evidenced by such certificate expire or shall have been removed. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Shares of Restricted Stock prior to the lapse of the Period of Restriction or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who Restricted Stock Awards. The holding of Shares of Restricted Stock by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Shares of Restricted Stock, in accordance with this Section 8.6, shall not affect the rights of Participants as owners of the Shares of Restricted Stock awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including, without limitation, the Period of Restriction.

8.7. Voting Rights. Participants holding Shares of Restricted Stock may, at the Committee’s discretion, be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

8.8. Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be credited with any cash dividends paid with respect to such Shares while they are so held, unless determined otherwise by the Committee and set forth in the Award Agreement. The Committee may apply any restrictions to such dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock awarded to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the right to payment of dividends declared with respect to such Restricted Stock, such that the dividends and/or the Restricted Stock maintain eligibility for the Performance-Based Exception. The Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

8.9. Termination of Employment or Service. Each Restricted Stock Award Agreement shall set forth the extent to which, if any, the Participant shall have the right to receive Shares of Restricted Stock following Termination of the Participant’s employment or period of other service with the Company or the applicable Subsidiary or Affiliate even though the Period of Restriction has not then ended. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Shares of Restricted Stock, and may reflect distinctions based on the reasons for, or circumstances of, such Termination of employment or service; provided, however, that, except in cases of Termination of employment connected with a Change of Control or Termination of employment by reason of death or Disability (or similar involuntary Terminations of employment as determined by the Committee in its discretion), the lapse of the Period of Restriction of Shares of Restricted Stock which are intended to qualify for the Performance-Based Exception and which are held by Covered Employees shall occur only to the extent otherwise provided in the Award Agreement, but for such Termination. In addition, except with respect to any Restricted Stock Award intended to qualify for the Performance-Based Exception, by action taken after a Restricted Stock Award is issued, the Committee may, in its sole discretion, and on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions, including, without limitation, the Period of Restriction, imposed on such Restricted Stock Award.

8.10. Modification or Substitution. Subject to the terms of the Plan, the Committee may modify outstanding Restricted Stock Awards or accept the surrender of outstanding Shares of Restricted Stock (to the extent that the Period of Restriction or other restrictions applicable to such Shares have not yet lapsed) and grant new Awards in substitution for them.

ARTICLE IX.

PERFORMANCE UNITS, PERFORMANCE SHARES, AND CASH-BASED AWARDS

9.1. Grant of Performance Units, Performance Shares and Cash-Based Awards. Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, in accordance with the Plan. A Performance Unit, Performance Share or Cash-Based Award entitles the Participant who receives such Award to receive Shares or cash upon the attainment of performance goals and/or satisfaction of other terms and conditions determined by the Committee when the Award is granted and set forth in the Award Agreement. Such entitlements of a Participant with respect to his or her outstanding Performance Unit, Performance Share or Cash-Based Award shall be reflected by a bookkeeping entry in the records of the Company, unless otherwise provided by the Award Agreement. The terms and conditions of such Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all such Awards or all Participants receiving such Awards.

9.2. Value of Performance Units, Performance Shares and Cash-Based Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as shall be determined by the Committee. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units and Performance Shares and Cash-Based Awards that will be paid out to the Participant. In the case of any Performance Units, Performance Shares or Cashed-Based Awards granted to a Covered Employee that are intended to qualify for the Performance-Based Exception, such objective performance goals shall be established in advance by the Committee and based on one or more performance criteria described in Article X. For purposes of the Plan, the period during which the achievement of performance goals is measured shall be called a “Performance Period.”

9.3. Earning of Performance Units, Performance Shares and Cash-Based Awards. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units, Performance Shares or Cash-Based Awards shall be entitled to receive payment on the number and value of Performance Units, Performance Shares or Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals and/or other terms and conditions have been achieved or satisfied. The Committee shall determine the extent to which any such pre-established performance goals and/or other terms and conditions of a Performance Unit, Performance Share or Cash-Based Award are attained or not attained following conclusion of the applicable Performance Period, in accordance with Article X. The Committee may, in its discretion, waive any such performance goals and/or other terms and conditions relating to any such Award not intended to qualify for the Performance-Based Exception.

9.4. Form and Timing of Payment of Performance Units, Performance Shares and Cash-Based Awards. Payment of earned Performance Units, Performance Shares and Cash-Based Awards shall be made in a single lump-sum within 2 1/2 months following the close of the applicable Performance Period. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units, Performance Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units, Performance Shares or Cash-Based Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions imposed by the Committee, including, without limitation, pursuant to Section 19.8. The determination of the Committee with respect to the form of payment of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payment restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.8). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

9.5. Rights as a Stockholder. A Participant receiving a Performance Unit, Performance Share or Cash-Based Award shall have the rights of a stockholder only as to Shares, if any, actually received by the Participant upon satisfaction or achievement of the terms and conditions of such Award and not with respect to Shares subject to the Award but not actually issued to such Participant.

9.6. Termination of Employment or Service Due to Death, Disability, or Retirement. Unless determined otherwise by the Committee and set forth in the Participant’s Award Agreement, in the event the employment or other service of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payment of the Performance Units, Performance Shares or Cash-Based Awards which is prorated based upon the portion of the Performance Period completed, as specified by the Committee in its discretion. Payment of earned Performance Units, Performance Shares or Cash-Based Awards shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant’s Award Agreement. Notwithstanding the foregoing, with respect to Covered Employees who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

9.7. Termination of Employment or Service for Other Reasons. In the event that a Participant’s employment or service terminates under any circumstances other than those reasons set forth in Section 9.6, all Performance Units, Performance Shares and Cash-Based Awards shall be immediately and automatically forfeited by the Participant to the Company, except to the extent otherwise provided in the Participant’s Award Agreement or as determined by the Committee.

9.8. Nontransferability. Performance Units, Performance Shares and Cash-Based Awards may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

ARTICLE X.

PERFORMANCE CRITERIA

10.1. General. Unless and until the Board proposes for stockholder vote and stockholders approve a change in the general performance criteria set forth in this Article X, the attainment of pre-established, objective performance goals based on which determine the grant, payment and/or vesting with respect to Awards to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance criteria to be used for purposes of such Awards shall be selected by the Committee from among the following:

(a) Earnings per share;

(b) Net income (before or after taxes);

(c) Return measures (including, but not limited to, return on assets, equity, or sales);

(d) Cash flow return on investments which equals net cash flows divided by owners’ equity;

(e) Revenue growth;

(f) Market share; and

(g) Share price (including, but not limited to, growth measures, market capitalization, total stockholder return and return relative to market indices).

Performance goals of Awards may relate to the performance of the entire Company, a Subsidiary or Affiliate, any of their respective divisions, businesses, units or offices, an individual Participant or any combination of the foregoing. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals based on the above-listed performance criteria; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by a Covered Employee, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code. Notwithstanding any other provisions of the Plan to the contrary, payment of compensation in respect of any such

Awards granted to a Covered Employee that are intended to qualify for the Performance-Based Exception, including, without limitation, the grant, vesting or payment of any Restricted Stock Award, Performance Shares, Performance Units or Cash-Based Awards, shall not be made until the Committee certifies in writing that the applicable performance goals and any other material terms of such Awards were in fact satisfied, except as otherwise provided under Sections 8.9 or 9.6 or Article XIV.

ARTICLE XI.

BENEFICIARY DESIGNATION

11.1. General. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries who shall be permitted to exercise his or her Option or SAR or to whom any amount due such Participant under the Plan is to be paid, in case of his or her death before he or she fully exercises his or her Option or SAR or receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, a Participant’s unexercised Option or SAR, or amounts due but remaining unpaid to such Participant, at the Participant’s death may be exercised by, or paid as designated by the Participant by will or by the laws of descent and distribution.

ARTICLE XII.

OTHER STOCK-BASED AWARDS

12.1. General. The Committee is authorized, subject to limitations under applicable law, to grant the Participants, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, Shares awarded which are not subject to any restrictions or conditions, convertible securities, exchangeable securities or other rights convertible or exchangeable into Shares, as the Committee in its discretion may determine. In the discretion of the Committee, such Other Stock-Based Awards, including Shares, or other types of Awards authorized under the Plan, may be used in connection with, or to satisfy obligations of the Company or a Subsidiary under, other compensation or incentive plans, programs or arrangements of the Company or any Subsidiary for eligible Participants, including without limitation the Management Share Purchase Program of the Senior Executive Annual Incentive Program, other or successor programs and executive contracts.

ARTICLE XIII.

NO IMPLIED RIGHTS OF EMPLOYEES AND CONSULTANTS

13.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate any Participant’s employment or other service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary or Affiliate. Nothing contained in the Plan, or in any Award Agreement or Award, shall confer upon any employee any right with respect to continuance of employment by the Company or a Subsidiary or Affiliate, nor interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of such employee at any time with or without assigning any reason therefor. Grants, vesting or payment of Awards shall not be considered as part of a Participant’s salary or used for the calculation of any other pay, allowance, pension or other benefit unless otherwise permitted by other benefit plans provided by the Company or its Subsidiaries or Affiliates, or required by law or by contractual obligations of the Company or its Subsidiaries or Affiliates.

13.2. Participation. No Employee or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

13.3. Vesting. Notwithstanding any other provision of the Plan, a Participant’s right or entitlement to exercise or otherwise vest in any Award not vested or exercisable at the time of grant shall only result from continued employment or other service with the Company or any Subsidiary or Affiliate, or satisfaction of any other performance goals or other conditions or restrictions applicable, by its terms, to such Award.

ARTICLE XIV.

CHANGE OF CONTROL TRANSACTIONS

14.1. Treatment of Outstanding Awards. In the event of a Change of Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a) Immediately prior to the occurrence of such Change of Control, any and all Options and SARs which are outstanding shall immediately become fully exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the Award Agreement.

(b) Immediately prior to the occurrence of such Change of Control, any restrictions imposed by the Committee on Restricted Stock previously awarded to Participants shall be immediately canceled, the Period of Restriction applicable thereto shall immediately terminate, and any applicable performance goals shall be deemed achieved, notwithstanding anything to the contrary in the Plan or the Award Agreement.

(c) Immediately prior to the occurrence of such Change of Control, all Awards which are outstanding shall immediately become fully vested.

(d) The target payment opportunities attainable under any outstanding Awards of Performance Units, Performance Shares or Cash-Based Awards shall be deemed to have been fully earned for the entire Performance Period(s) immediately prior to the effective date of the Change of Control. There shall be paid out to each Participant holding such an Award denominated in Shares, not later than five (5) days prior to the effective date of the Change of Control, a pro rata number of Shares (or the equivalent Fair Market Value thereof, as determined by the Committee, in cash) based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period which has elapsed prior to the Change of Control. Awards denominated in cash shall be paid pro rata to participants in cash within thirty (30) days following the effective date of the Change of Control, with the pro-ration determined as a function of the length of time within the Performance Period which has elapsed prior to the Change of Control, and based on an assumed achievement of all relevant targeted performance goals.

(e) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement applicable to any Option or Freestanding SAR or by resolution adopted prior to the occurrence of the Change of Control, that any outstanding Option or Freestanding SAR shall be adjusted by substituting for Shares subject to such Option or Freestanding SAR stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, or that may be issuable by another corporation that is a party to the transaction resulting in the Change of Control, whether or not such stock or other securities are publicly traded, in which event the aggregate Option Price or grant price, as applicable, shall remain the same and the amount of shares or other securities subject to the Option or Freestanding SAR shall be the amount of shares or other securities which could have been purchased on the closing date or expiration date of such transaction with the proceeds which would have been received by the Participant if the Option or Freestanding SAR had been exercised in full (or with respect to a portion of such Award, as determined by the Committee, in its discretion) for Shares prior to such transaction or expiration date, and the Participant exchanged all of such Shares in the transaction.

(f) The Committee may, in its discretion, provide that an Award can or cannot be exercised after, or will otherwise terminate or not terminate as of, a Change of Control, to the extent that such Award is or becomes fully exercisable on or before such Change of Control or is subject to any acceleration, adjustment, conversion or payment in accordance with the foregoing paragraphs of this Section 14.1.

14.2. No Implied Rights. No Participant shall have any right to prevent the consummation of any of the acts described in Section 14.1 affecting the number of Shares available to, or other entitlement of, such Participant under the Plan or such Participant’s Award. Any actions or determinations of the Committee under this Article XIV need not be uniform as to all outstanding Awards, nor treat all Participants identically. Notwithstanding the adjustments described in Section 14.1, in no event may any Option or SAR be exercised after ten (10) years from the date it was originally granted, and any changes to ISOs pursuant to this Article XIV shall, unless the Committee determines otherwise, only be effective to the extent such adjustments or changes do not cause a “modification” (within the meaning of Section 424(h)(3) of the Code) of such ISOs or adversely affect the tax status of such ISOs.

14.3. Certain Payments Relating to ISOs. If, as a result of a Change of Control, an ISO fails to qualify as an “incentive stock option,” within the meaning of Section 422 of the Code, either because of the failure of the Participant to meet the holding period requirements of Section 422(a)(1) of the Code (a “Disqualifying Disposition”) or the exercisability of such Option is accelerated pursuant to Section 14.1(a), or any similar provision of the applicable Award Agreement, in connection with such Change of Control and such acceleration causes the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which such Option, together with any other “incentive stock options,” as provided in Section 6.11(b), are exercisable for the first time by such Participant during the calendar year in which such accelerated exercisability occurs to exceed the limitations described in Section 6.11(b) (a “Disqualified Option”); or any other exercise, payment, acceleration, adjustment or conversion of an Option in connection with a Change of Control results in any additional taxes imposed on a Participant, then the Company may, in the discretion of the Committee or pursuant to an Award Agreement, make a cash payment to or on behalf of the Participant who holds any such Option equal to the amount that will, after taking into account all taxes imposed on the Disqualifying Disposition or other exercise, payment, acceleration, adjustment or conversion of the Option, as the case may be, and the receipt of such payment, leave such Participant in the same after-tax position the Participant would have been in had the Section 422(a)(1) of the Code holding period requirements been met at the time of the Disqualifying Disposition or had the Disqualified Option continued to qualify as an “incentive stock option,” within the meaning of Section 422 of the Code on the date of such exercise or otherwise equalize the Participant for any such taxes; provided, however, that the amount, timing and recipients of any such payment or payments shall be subject to such terms, conditions and limitations as the Committee shall, in its discretion, determine. Without limiting the generality of the proviso contained in the immediately preceding sentence, in determining the amount of any such payment or payments referred to therein, the Committee may adopt such methods and assumptions as it considers appropriate, and the Committee shall not be required to examine or take into account the individual tax liability of any Participant.

14.4. Termination, Amendment, and Modifications of Change of Control Provisions. Notwithstanding any other provision of the Plan (but subject to the limitations of Sections 3.7, 14.1(f) and 15.3) or any Award Agreement provision, the provisions of this Article XIV may not be terminated, amended, or modified on or after the date of a Change of Control to affect any Participant’s Award theretofore granted and then outstanding under the Plan without the prior written consent of such Participant; provided, however, the Board may terminate, amend, or modify this Article XIV at any time and from time to time prior to the date of a Change of Control.

ARTICLE XV.

AMENDMENT, MODIFICATION, AND TERMINATION

15.1. Amendment, Modification, and Termination. The Board may, at any time and with or without prior notice, amend, alter, suspend or terminate the Plan, retroactively or otherwise; provided, however, unless otherwise required by law or specifically provided herein, no such amendment, alteration, suspension or Termination shall be made which would materially impair the previously accrued rights of any Participant who holds an Award theretofore granted without his or her written consent, or which, without first obtaining approval of the stockholders of the Company (where such approval is necessary to satisfy (a) any applicable requirements under the Code relating to ISOs or for exemption from Section 162(m) of the Code; (b) the then-applicable requirements of Rule 16b-3 promulgated under the Exchange Act, or any successor rule, as the same may be amended from time to time; or (c) any other applicable law, regulation or rule), would:

(a) except as is provided in Section 4.3, increase the maximum number of Shares which may be sold or awarded under the Plan or increase the maximum limitations set forth in Section 4.2;

(b) except as is provided in Section 4.3, decrease the minimum Option Price or grant price requirements of Section 6.3 and 7.2, respectively, whether through amendment, cancellation, replacement or otherwise;

(c) change the class of persons eligible to receive Awards under the Plan; or

(d) extend the duration of the Plan or the periods during which Options or SARs may be exercised under Section 6.4 or 7.6, as applicable.

15.2. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Committee determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m) of the Code, as from time to time amended.

15.3. Awards Previously Granted. The Committee may amend the terms of any Award theretofore granted, including, without limitation, any Award Agreement, retroactively or prospectively, but no such amendment shall materially impair the previously accrued rights of any Participant without his or her written consent.

15.4. Compliance with Code Section 162(m). At all times when Section 162(m) of the Code is applicable, all Awards granted under the Plan shall comply with the requirements of Section 162(m) of the Code; provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Section 162(m) of the Code will not be required. In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article XV, make any adjustments it deems appropriate to such Awards and/or the Plan.

ARTICLE XVI.

TAX WITHHOLDING

16.1. Tax Withholding. The Company and/or any Subsidiary or Affiliate shall have the power and the right to take whatever actions are necessary and proper to satisfy all obligations of Participants (including for purposes of this Article XVI, any other person entitled to exercise an Award pursuant to the Plan or an Award Agreement) for the payment of all Federal, state, local and foreign taxes in connection with any Awards (including, without limitation, actions pursuant to Sections 16.2 and 16.3). Each Participant shall (and in no event shall Shares be delivered to such Participant with respect to an Award until), no later than the date as of which the value of the Award first becomes includible in the gross income of the Participant for income tax purposes, pay to the Company in cash, or make arrangements satisfactory to the Company, as determined in the Committee’s discretion, regarding payment to the Company of, any taxes of any kind required by law to be withheld with respect to the Shares or other property subject to such Award, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant.

16.2. Satisfaction of Withholding in Shares. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Committee may in its discretion permit a Participant to elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, to (a) elect to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to his or her Award Agreement (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Company’s required Federal, state, local and foreign withholding obligations using the minimum statutory withholding rates for Federal, state, local and/or foreign tax purposes, including, without limitation, payroll taxes, that are applicable to supplemental taxable income) and/or (b) tender to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, in full or partial satisfaction of such tax obligations, based, in each case, on the Fair Market Value of the

Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

16.3. Special ISO Obligations. The Committee may require a Participant to give prompt written notice to the Company concerning any disposition of Shares received upon the exercise of an ISO within: (i) two (2) years from the date of granting such ISO to such Participant or (ii) one (1) year from the transfer of such Shares to such Participant or (iii) such other period as the Committee may from time to time determine. The Committee may direct that a Participant with respect to an ISO undertake in the applicable Award Agreement to give such written notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing Shares acquired by exercise of an ISO refer to such requirement to give such notice.

16.4. Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to an Award as of the date of transfer of Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service. Neither the Company nor any Subsidiary or Affiliate shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

ARTICLE XVII.

LIMITS OF LIABILITY; INDEMNIFICATION

17.1. Limits of Liability.

(a) Any liability of the Company or a Subsidiary or Affiliate to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(b) None of the Company, any Subsidiary, any Affiliate, any member of the Committee or the Committee or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

(c) Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

17.2. Indemnification. Each person who is or shall have been a member of the Committee or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE XVIII.

SUCCESSORS

18.1. General. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE XIX.

MISCELLANEOUS

19.1. Gender and Number; Section References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. The words “Article,” “Section,” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise.

19.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3. Transfer, Leave of Absence. A transfer of an Employee from the Company to an Affiliate (or, for purposes of any ISO granted under the Plan, a Subsidiary), or vice versa, or from one Affiliate to another (or in the case of an ISO, from one Subsidiary to another), and a leave of absence, duly authorized in writing by the Company or a Subsidiary or Affiliate, shall not be deemed a Termination of employment of the employee for purposes of the Plan or with respect to any Award (in the case of ISOs, to the extent permitted by the Code). A change in status of a Participant from an Employee to a Consultant shall be considered a Termination of such Participant’s employment with the Company or an Affiliate for purposes of the Plan and such Participant’s Awards, except to the extent that the Committee, in its discretion, determines otherwise with respect to any Award that is not an ISO.

19.4. Exercise and Payment of Awards. No Award shall be issuable or exercisable except in whole Shares, and fractional Share interests shall be disregarded. Not less than one hundred (100) Shares may be purchased or issued at one time upon exercise of an Option or under any other Award, unless the number of Shares so purchased or issued is the total number of Shares then available under the Option or other Award. An Award shall be deemed exercised or claimed when the Secretary or other official of the Company designated by the Committee for such purpose receives appropriate written notice from a Participant, in form acceptable to the Committee, together with payment of the applicable Option Price or other purchase price, if any, and compliance with Article XVI, in accordance with the Plan and such Participant’s Award Agreement.

19.5. Loans. The Company may, in the discretion of the Committee, extend one or more loans to Participants in connection with the exercise or receipt of an Award granted to any such Participant; provided, however, that the Company shall not extend loans to any Participant if prohibited by law or the rules of any stock exchange or quotation system on which the Company’s securities are listed. The terms and conditions of any such loan shall be established by the Committee.

19.6. No Effect on Other Plans. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Subsidiary or Affiliate, or prevent or limit the right of the Company or any Subsidiary or Affiliate to establish any other forms of incentives or compensation for their directors, officers, eligible employees or consultants or grant or assume options or other rights otherwise than under the Plan.

19.7. Section 16 of Exchange Act; Code Sections 162(m) and 409A. The Company’s intention is that, so long as any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, with respect to awards granted to or held by an Insider, the Plan shall comply in all respects with Rule 16b-3 under the Exchange Act and Sections 162(m) and 409A of the Code and, if any Plan provision is later found not to be in compliance with Rule 16b-3 under the Exchange act or Sections 162(m) and 409A of the Code, that provision shall be deemed modified as necessary to meet the requirements of such Rule 16b-3 and/or Sections 162(m) and 409A. Notwithstanding the foregoing, and subject to Article VIII, the Committee may grant or vest Restricted Stock in a manner that is not in compliance with Section 162(m) of the Code if the Committee determines that it would be in the best interests of the Company. Notwithstanding anything in the Plan to the contrary, the Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are Insiders without so restricting, limiting or conditioning the Plan with respect to other Participants.

19.8. Requirements of Law; Limitations on Awards.

(a) The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(b) If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of Shares upon any securities exchange or under any state, Federal or foreign law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares hereunder, no Award may be granted, exercised or paid in whole or in part unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

(c) If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Affiliate under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to Shares or Awards and the right to exercise or payment of any Option or Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Affiliate.

(d) Upon termination of any period of suspension under this Section 19.8, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.

(e) The Committee may require each person receiving Shares in connection with any Award under the Plan to represent and agree with the Company in writing that such person is acquiring such Shares for investment without a view to the distribution thereof. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any Award as it deems appropriate. Any such restrictions shall be set forth in the applicable Award Agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

(f) An Award and any Shares received upon the exercise or payment of an Award shall be subject to such other transfer and/or ownership restrictions and/or legending requirements as the Committee may establish in its discretion and may be referred to on the certificates evidencing such Shares, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

19.9. Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

19.10. Governing Law. To the extent not preempted by Federal law, the Plan and all Award Agreements and other agreements hereunder shall be construed in accordance with and governed by the laws of the state of Delaware, without giving effect to the choice of law principles thereof, except to the extent superseded by applicable Federal law.

19.11. Plan Unfunded. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon exercise or payment of any Award. Proceeds from the sale of Shares pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company.

19.12. Administration Costs. The Company shall bear all costs and expenses incurred in administering the Plan, including, without limitation, expenses of issuing Shares pursuant to any Options or other Awards granted hereunder.